SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

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☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-12

V.I. Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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V.I. Technologies, Inc.

134 Coolidge Avenue

Watertown, MA 02472

Phone 617-926-1551

Fax    617-923-2245

www.vitechnologies.com

URGENT REMINDER –

YOUR VOTE IS VERY IMPORTANT

August 9, 2004

Dear Fellow Stockholder:

You have previously received a joint proxy statement-prospectus in connection with the Special Meeting of Stockholders of V.I. TECHNOLOGIES, INC. to be held on Friday, August 20, 2004. According to our latest records, your proxy vote for this meeting HAS NOT BEEN RECEIVED.

Proposal 1 to adopt the Agreement and Plan of Merger with Panacos Pharmaceuticals, Inc. and Proposal 3 to increase the authorized common stock require approval by an affirmative vote of a majority of all outstanding shares eligible to vote. If you do not vote your shares, you are essentially voting AGAINST these proposals. Therefore, I would appreciate your immediate attention to the enclosed proxy form.

Regardless of the number of shares you own, it is important that they be represented at the meeting. Your vote matters to us. Even if you plan to attend the meeting, please vote your shares now so that your vote can be counted without delay.

Since only a short time remains before the Special Meeting, we urge you to please vote using one of the following methods:

•	Using a touch-tone telephone, call the toll free number located on the enclosed Voting Instruction Form. Using your 12-digit control number located on your Voting Instruction Form, cast your vote.

•	Vote over the internet at www.proxyvote.com using the 12-digit control number located on the enclosed Voting Instruction Form to cast your ballot immediately.

•	Sign the enclosed Voting Instruction Form and mail it back in the enclosed envelope prior to the meeting date. (However, we encourage you to vote by phone or internet to ensure that your vote is received on time.)

Should you have any questions on the proposals or on the voting process, please contact Ms. Chithra Baylis, Controller, at V.I. Technologies, Inc. at (617) 926-1551 x 7226 or myself at x 7205.

Thank you in advance for your support.

Sincerely,

Thomas Higgins

Chief Financial Officer

IF YOU HAVE RECENTLY VOTED YOUR PROXY,

PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.